Exhibit 99.2
60 Westview Street
Lexington, MA 02421
Phone: (781) 402-5700
Fax: (781) 862-5691
June 29, 2006
Frederick Finnegan
409 Lincoln Road
Sudbury, MA 01776
RE: Confidential Separation Letter Agreement and General Release
Dear Rick:
     This Confidential Separation Letter Agreement and General Release (the “Agreement”) sets forth and confirms the terms of the separation package that Critical Therapeutics, Inc. (the “Company”) is willing to offer you (“you” or the “Employee”) to establish an amicable arrangement for ending your employment relationship, to release the Company from any claims, and to permit you to receive severance pay and related benefits. Please read this Agreement carefully. If you are willing to agree to its terms, please sign and date in the space provided on the signature page and return it to Scott Townsend, the Company’s Vice President of Legal Affairs, so that your separation benefits can begin.
     1. Whether or not you choose to sign this Agreement, your employment with the Company will end as of June 29, 2006 (the “Termination Date”). Whether or not you choose to sign this Agreement, you will be paid the following:
(a)	on or about the Termination Date your salary through June 30, 2006, less lawful deductions; and

(b)	on or about the Termination Date any unused and accrued vacation (if any) as of the Termination Date, less lawful deductions.
     2. After the Termination Date, except as provided below, you will not be entitled to receive any benefits paid by, or participate in any benefit programs offered by the Company to its employees, including, but not limited to, the Company’s 401(k) plan, stock option plans, employee stock purchase plans, bonus plans, commission plans, sales incentive plans, severance, life insurance or disability insurance programs, except as required by federal or state law or as otherwise described to you. You will receive, under separate cover, information concerning your right to continue your health insurance and dental insurance benefits after that date in accordance with COBRA. You must complete the COBRA enrollment documents within the required period in order to continue this coverage. You will also receive, under separate cover, an information statement regarding the vesting of your stock options agreements as of the Termination Date. Under the terms of the Company’s stock option plans, you cease further vesting of stock options upon the Termination Date.
     3. In consideration for timely signing of this Agreement and in compliance with the promises made herein, the Company agrees to the provide you with the monies and benefits set forth in Attachment A attached hereto, provided that you do not revoke your acceptance of this Agreement pursuant to Paragraph No. 21 below.
     4. You also understand and agree that you would not receive the monies and/or benefits specified in Paragraph No. 3 above, except for your execution of this Agreement and the fulfillment of the promises contained herein. You acknowledge and agree that such payments shall be provided in lieu of any severance plan of the Company, any benefits under your Employment Agreement dated December 21, 2004 and any benefits under your employment offer letter. You acknowledge and agree that you are solely responsible for the following:
(i)	properly electing to continue health and dental insurance coverage under COBRA; and

(ii)	delivering to the Company, to the attention of Jill Wund, Human Resources Coordinator, on or before the first of each month, a check payable to “Critical Therapeutics, Inc.” for such COBRA coverage (such amount to be for the portion of such COBRA premiums as the Employee’s current portion of health and dental premiums until the COBRA End Date (as defined in Attachment A) and then 100% of such COBRA premiums thereafter for as long as such coverage is continued by you); and

(iii)	you hereby authorize that the Company may, if it so chooses, make a deduction from any payments due under this Agreement pay in lieu of you delivering a check to the Company for the Employee’s portion of COBRA premiums pursuant to Paragraph No. 3 of this Agreement.
     5. Therefore, in consideration of the payments to be made by the Company to you as set forth in Paragraph No. 3 above and the promises contained in this Agreement, you voluntarily and of your own free will agree to release, forever discharge and hold harmless Critical Therapeutics, Inc., its subsidiaries, divisions and affiliates, its present or former officers, directors, trustees, employees, agents or successors or assigns from any and all claims, demands, rules or regulations, or any other causes of action of whatever nature, whether known or unknown, including, but not limited to, (1) The National Labor Relations Act, as amended; (2) Title VII of the Civil Rights Act of 1964, as amended; (3) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (4) the Age Discrimination in Employment Act of 1967, as amended; (5) the Older Workers Benefit Protection Act; (6) the Immigration Reform Control

Act, as amended; (7) the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq., except for any claims for benefits vested, due and owing; (8) the Occupational Safety and Health Act, as amended; (9) the Civil Rights Act of 1866, 29 U.S.C. § 1981, et seq; (10) the Rehabilitation Act of 1973, 29 U.S.C. § 701, et seq.; (11) the Americans With Disabilities Act of 1990, as amended; (12) the Civil Rights Act of 1991; (13) the Workers Adjustment and Retraining Notification Act, as amended; (14) the Massachusetts Law Against Discrimination, G.L. c. 151B; (15) the Massachusetts Wage and Hour Laws, G.L. c. 151; (16) the Massachusetts Privacy Statute, G.L. c. 214, § 1B; (17) the Massachusetts Wage Payment Statute, G.L. c. 149, § 148 et seq.; (18) the Massachusetts Sexual Harassment Statute, G.L. c. 214 § 1C; (19) the Massachusetts Civil Rights Act, G.L. c. 12, § 11H; (20) Section 806 of the Corporate Fraud Accountability Act of 2002, 18 U.S.C. § 1514(A); (21) Fair Credit Reporting Act, 15 U.S.C. §1681 et. seq.; (22) the Massachusetts Equal Rights Act, G.L. c. 93, § 102; (23) any other federal or state law, regulation, or ordinance; (24) any public policy, contract, tort, or common law; (24) all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and (25) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters. You agree that neither this Agreement, nor the furnishing of consideration for this Agreement, shall be deemed or construed at anytime for any purpose as an admission by the Company of any liability or unlawful conduct of any kind.
     6. You agree and reaffirm your post-employment obligations under Section 7 (non-compete) and Section 8 (proprietary information and developments) of the Employment Agreement by and between you and the Company dated December 21, 2004.
     7. You will be afforded ten (10) calendar days after the Termination Date to submit to Jill Wund, Human Resources Coordinator at the Company, any and all documentation for any expense reimbursements you claim are owed to you in conjunction with your employment with the Company. You will be reimbursed for any reasonable business expenses incurred and approved through the Termination Date consistent with Company policy, subject to the submission of the properly documented business expense reports.
     8. You are afforded up to forty-five (45) calendar days from receipt of this Agreement and the information set forth in Paragraph 20 to consider the meaning and effect of this Agreement and general release and you acknowledge that you have been given 45 calendar days to consider it. You agree that any modifications, material or otherwise, do not restart or affect in any manner the original consideration period for the separation proposal made to you. You are advised to consult with an attorney regarding this Agreement and you acknowledge that you have had the opportunity to do so.
     9. You agree to return to the Company by the Termination Date all Company property and equipment in your possession or control, including but not limited to, all documents, samples of ZYFLO® (zileuton tablets), tapes, notes, computer files, equipment, physician lists, employee lists, lab notebooks, files, computer equipment, security badges, telephone calling cards, credit cards, and other information or materials (and all copies) which contain confidential, proprietary or non-public information of the Company. You further agree to leave intact all electronic Company documents on the Company’s servers or computers, including those which you developed or helped develop during your employment.
     10. You agree not to disclose to anyone, either directly or indirectly, any information whatsoever regarding the existence, terms or contents of this Agreement, except your immediate family, attorneys, financial advisors, accountants, and tax preparation professionals, provided that they agree to keep such information strictly confidential. This includes, but is not limited to, present or former employees of the Company and other members of the public. Violation of this paragraph shall be deemed a material breach of this Agreement.
     11. By signing this Agreement, you confirm that you have not filed any claim, charge or action against the Company, and that you will waive the right to seek or receive any money damages from the Company based upon any claim that might be asserted arising out of your employment at the Company. You further affirm that you have been paid and have received all leave (paid or unpaid), compensation, wages, bonuses, commissions, severance and/or benefits to which you may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, severance and/or benefits are due to you, except as provided in this Agreement. You furthermore affirm that you have no known workplace injuries or occupational diseases and have been provided and/or have not been denied any leave requested under the Family and Medical Leave Act.
     12. This Agreement, which includes a general release, represents the complete agreement between you and the Company, and fully supersedes any prior agreements or understandings between the parties (including, without limitation, your Employment Agreement dated December 21, 2004, except that your post-employment obligations thereunder shall survive in full force and effect). You acknowledge that you have not relied on any representations, promises, or agreements of any kind made to you in connection with your decision to sign this Agreement, except those set forth herein.
     13. You agree that any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to your employment, compensation and benefits with the Company or the termination thereof including any claim for discrimination under any local, state or federal employment discrimination law, except as specifically excluded herein, shall be settled by arbitration in The Commonwealth of Massachusetts, administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Any claim or controversy not submitted to arbitration in accordance with this Section shall be waived, and thereafter, no arbitration panel or tribunal or court shall have the power to rule or make any award on any such claim or controversy. The award rendered in any arbitration proceeding held under this paragraph shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof. Claims for workers’ compensation or unemployment compensation benefits are not covered by this Section. Also not covered by this Section are claims by the Company or by you for temporary restraining orders or preliminary injunctions (“temporary equitable relief”) in cases in which such temporary equitable relief would be otherwise authorized by law, including but not limited to claims for equitable relief arising out of a breach of this Agreement or the Nondisclosure, Invention and Noncompetition Agreement described in Paragraph No. 6 above. Both the Company and you expressly waive any right that any party either has or may have to a jury trial of any dispute arising out of or in any way related to your employment with or separation from the Company.
     14. This Agreement, which shall be construed under Massachusetts law, shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.
     15. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.
     16. You understand and agree that as a condition for payment to you of the monetary consideration herein, you shall not make any false, disparaging or derogatory statements in public or private to any person or media outlet regarding the Company or any of its current or future directors, officers, employees, agents, or representatives or the Company’s business affairs and financial condition, except if testifying truthfully under oath pursuant to a lawful court order or subpoena. If you receive such a court order or subpoena, you or your attorney shall provide the Company with a copy of such court order or subpoena within two (2) business days of your receipt of it and shall notify the Company of the content of any testimony or information to be provided and shall provide the Company with copies of all documents to be produced.
     17. No delay or admission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
     18. You agree to provide up to five (5) days of such consulting, advisory and related services for the Company as may be reasonably requested by the Company or its employees, representatives or agents during the period from the Termination Date through August 29, 2006, including, but not limited to preparing to-do lists, answering questions, preparing memos, and updating or completing projects. You agree that the salary continuation provided to you in Paragraph No. 3 above constitutes full and appropriate compensation for any services you may provide to the Company under this paragraph. The Company acknowledges and agrees that the Employee’s ability to travel at the request of the Company will be limited if the Employee accepts part-time or full-time employment with a third party. If the Employee is required to travel at the request of the Company after the Termination Date, the Company agrees to pay any reasonable business expenses incurred in connection with such travel provided that the travel is approved by the Company and such reimbursement shall be made consistent with Company policy, subject to the submission of the properly documented business expense reports.
     19. For the convenience of the parties, this Agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both parties.
     20. While the Company does not believe your employment is ending as part of the recent group severance program, it is nevertheless providing you with certain information relating to the restructuring. In particular, you acknowledge that you have received under separate cover information regarding (i) the individuals selected and offered consideration for a release and (ii) individuals not selected during the period March 1, 2006 — May 31, 2006 (the “the Spring 2006 Severance Program”). The decisional unit for the Spring 2006 Severance Program is all employees employed by the Company. All persons employed by the Company were eligible for the Spring 2006 Severance Program. Factors used in selecting eligible individuals included business need, skill set and job performance.
     21. You may revoke this Agreement for a period of seven (7) calendar days following the day you execute this Agreement. Any revocation within this period must be submitted, in writing, to Scott B. Townsend at the Company, and state, “I hereby revoke my acceptance of the Confidential Separation Letter Agreement and General Release.” The revocation must (i) be personally delivered to the following address:

Critical Therapeutics, Inc.
Attn: Scott B. Townsend, Esq.
Vice President of Legal Affairs and General Counsel
60 Westview Street
Lexington, MA 02421
or (ii) sent by certified mail, return receipt requested, postmarked within seven (7) calendar days of execution of this Agreement. This Agreement shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Massachusetts or the state in which you primarily reside, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.
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     Critical Therapeutics, Inc. would like to extend its appreciation to you for your past service, and its sincere hope for success in your future endeavors.
Very truly yours,
/s/ Frank E. Thomas
Frank E. Thomas.
President
ACCEPTED AND AGREED:
     You have been advised in writing that you have up to forty-five (45) calendar days to consider this Confidential Separation Letter Agreement and General Release (the “Agreement”) and to consult with an attorney prior to the execution of the Agreement.
     Having elected to execute this Agreement, to fulfill the promises set forth herein, and to receive thereby the sums and benefits set forth in Paragraph No. 3 of the Agreement, you freely and knowingly, and after due consideration, enter into this Agreement intending to waive, settle, and release all claims you have or might have against Critical Therapeutics, Inc. You have carefully read this Agreement and understand the contents herein.

Date: July 14, 2006	/s/ Frederick Finnegan

Name: Frederick Finnegan

ATTACHMENT A
DESCRIPTION OF SEVERANCE BENEFITS
1.	Severance Payments. The Company will pay to you on December 31, 2006 the following lump sum amounts, less lawful deductions, pursuant to the Employment Agreement: (a) $252,600 (which equals one times your annualized base salary); and (b) $37,890 (which equals 50% of the Maximum Cash Bonus (as defined in your Employment Agreement dated December 21, 2004) for 2006)).
2.	Continuation of Benefits. The Company will pay on a monthly basis an amount equal to:
(a)	eighty (80) percent of your monthly health and dental COBRA premiums for you and your dependents, if any, if you properly elect to continue health and dental insurance under COBRA and

(b)	$168.33 (which represents one hundred (100) percent of the cost of the monthly premiums paid by the Company for life insurance and disability insurance for you in the month preceding your of employment;
such payments under Subsections 2(a) and 2(b) of this Attachment A to continue until the COBRA End Date (defined for purposes of this Agreement as the date that is the earlier of (i) twelve (12) months after the Termination Date or (ii) the last day of the first month that you are eligible for other employer-sponsored health coverage).

3.	Stock Options. You will have until December 29, 2006 to exercise any vested stock rights you may have. On the Termination Date, 50% of all unvested options shall become exercisable if you sign and do not revoke the Agreement. All unvested stock rights will be cancelled on the Termination Date. A schedule which lists all of your vested and unvested stock option grants (including the 50% acceleration provided in the forgoing sentence) is attached hereto as Attachment A-1.

ATTACHMENT A-1
OPTION SCHEDULE

											Options
											Exercisable
			Options	Exercise	Options	Options	Options	Options	Options	50%	with
Grant #	Grant Date	Plan	Granted	Price	Exercised	Vested	Unvested	Outstanding	Exercisable	Acceleration	Acceleration

00000017	10/15/2003	2003	26,666	$1.05	11,111	18,333	8,333	15,555	7,222	4,166	11,388
00000078	12/19/2003	2003	64,950	$1.05	29,295	40,255	24,695	35,655	10,960	12,347	23,307
00000177	9/8/2004	2004	89,329	$5.99	0	20,299	69,030	89,329	20,299	34,515	54,814
00000178	9/8/2004	2004	35,671	$5.99	0	16,194	19,477	35,671	16,194	9,738	25,932
00000253	1/21/2005	2004	50,000	$7.75	0	33,854	16,146	50,000	33,854	8,073	41,927
00000528	1/3/2006	2004	904	$7.12	0	0	904	904	0	452	452
00000529	1/3/2006	2004	109,096	$7.12	0	0	109,096	109,096	0	54,548	54,548

TOTALS			376,616		40,406	128,935	247,681	336,210	88,529	123,839	212,368